Exhibit 1.1

PORSCHE INNOVATIVE LEASE OWNER TRUST 20[ ]-[ ]

PORSCHE AUTO FUNDING LLC

(TRANSFEROR)

PORSCHE FINANCIAL SERVICES, INC.

(SPONSOR AND SERVICER)

$[ ] [ ]% Auto Lease Asset Backed Class A-1 Notes

$[ ] [ ]% Auto Lease Asset Backed Class A-2[a] Notes

[$[ ] [SOFR Rate] [Other Benchmark Rate] + [ ]% Auto Lease Asset Backed Class A-2b Notes]

$[ ] [ ]% Auto Lease Asset Backed Class A-3 Notes

$[ ] [ ]% Auto Lease Asset Backed Class A-4 Notes

[$[ ] [ ]% Auto Lease Asset Backed Class B Notes]

FORM OF UNDERWRITING AGREEMENT

[ ], 20[ ]

[   ],

as Representative of the several Underwriters

named on Schedule I hereto

[   ]

[   ]

Ladies and Gentlemen:

SECTION 1. Introductory. Porsche Auto Funding LLC (the “Transferor”) proposes to transfer $[ ] aggregate principal amount of [ ]% Auto Lease Asset Backed Class A-1 Notes (the “Class A-1 Notes”), $[ ] aggregate principal amount of [ ]% Auto Lease Asset Backed Class A-2[a] Notes (the “Class A-2[a] Notes”), [$[ ] aggregate principal amount of [SOFR Rate][Other Benchmark Rate] + [ ]% Auto Lease Asset Backed Class A-2b Notes (the “Class A-2b Notes”),] $[ ] aggregate principal amount of [ ]% Auto Lease Asset Backed Class A-3 Notes (the “Class A-3 Notes”), [and] $[ ] aggregate principal amount of [ ]% Auto Lease Asset Backed Class A-4 Notes (the “Class A-4 Notes”[), and $[ ] aggregate principal amount of [ ]% Auto Lease Asset Backed Class B Notes (the “Class B Notes”], and together with the Class A-1 Notes, the Class A-2[a] Notes, [the Class A-2b Notes], [and] the Class A-3 Notes [and the Class A-4 Notes], the “Notes”) to the underwriters set forth on Schedule I (each, an “Underwriter” and collectively, the “Underwriters”), acting severally and not jointly, for whom [   ] is acting as representative (the “Representative”). The Notes will be issued pursuant to an Indenture, dated as of [ ] (as amended, supplemented or modified from time to time, the “Indenture”), between Porsche Innovative Lease Owner Trust 20[ ]-[ ] (the “Issuer”) and [   ], as indenture trustee (in such capacity, the “Indenture Trustee”). The assets of the Issuer include, among other things, a special unit of beneficial interest in a portfolio of automobile leases and related vehicles that were originated by Porsche motor vehicle dealers (the “Transaction SUBI”) and certain related rights.

The Transaction SUBI Certificate issued by Porsche Leasing Ltd. (the “Origination Trust”) and related property will be sold to the Transferor by Porsche Funding Limited Partnership (“PFLP” or the “Seller”) and will be sold to the Issuer by the Transferor. The Transaction Leases and Transaction Vehicles will be serviced for the Issuer by Porsche Financial Services, Inc. (“PFS”), as servicer (in such capacity, the “Servicer”).

Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the meanings set forth in Appendix A to the SUBI Sale Agreement, dated as of [ ] (as amended, supplemented or modified from time to time, the “SUBI Sale Agreement”) between the Seller and the Transferor. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), and the term “Road Show Information” means the information contained in any “road show” (as defined under Rule 433(h)(4) of the Securities Act of 1933, as amended (the “Securities Act”)) in which representatives of the Seller, PFS or the Transferor participate, including the road show presentation dated [ ].

The Transferor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form SF-3 (having the registration number [ ]), including a form of prospectus relating to the offering of asset-backed notes. The registration statement as amended has been declared effective by the Commission not more than three years prior to the date hereof, or the Transferor has prepared and filed (before the expiration of such three year period) with the Commission in accordance with the Act, a new shelf registration statement on Form SF-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5)of Rule 415 of the Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Underwriting Agreement, the most recent such amendment shall have been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430D under the Act, is referred to in this Underwriting Agreement as the “Registration Statement.” The Transferor proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a final prospectus dated [ ] (such prospectus, as amended and supplemented, the “Final Prospectus”), relating to the Notes and the method of distribution thereof.

Prior to the date and time of the first Contract of Sale (as defined below) for the Notes, the Transferor has prepared Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale (as defined below). At or prior to [ ] (Eastern Time) (U.S.) on [ ] (i.e., the date and time the first Contract of Sale (as defined below) for the Notes (the “Time of Sale”) was entered into as designated by the Representative), the Transferor had prepared the following information: a preliminary prospectus, dated [ ] (the “Preliminary Prospectus”), any CDI Intex files and the Road Show Information (collectively, the “Time of Sale Information”).

Pursuant to this Agreement, and subject to the terms hereof, the Transferor agrees to sell to the Underwriters, the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I.

SECTION 2. Representations and Warranties. Each of the Transferor and PFS severally represents and warrants to, and agrees with, the several Underwriters as of the date hereof (unless otherwise specified) and as of the Closing Date that:

(a)  The Transferor has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Act, including a form of prospectus, relating to the Notes. The Registration Statement, as amended, has been declared effective by the Commission and remains effective as of the date hereof. The conditions to the use of a registration statement on Form SF-3 under the Act and the conditions of Rule 415 under the Act, including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3, have been satisfied as of the date of this Underwriting Agreement and will be satisfied as of the Closing Date. The conditions to the use of a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date. As of the date that is ninety days after [ ], the requirements of General Instruction I.A. of Form SF-3 have been met. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(b)  The Preliminary Prospectus, as of its date, and the Time of Sale Information, as of the Time of Sale and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus). The Final Prospectus, as of its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of its most recent effective date and as of the Closing Date, did not and will not contain any untrue statement of material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (1) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or (2) the Underwriters’ Information (as defined in Section 9(b) hereof).

(c)  As of the Closing Date and as of the date hereof, the Transferor’s representations and warranties in the Transaction Documents will be and are true and correct.

(d)  As of the Closing Date and as of the date hereof, each of PFS’s and PFLP’s representations and warranties in the Transaction Documents will be and are true and correct.

(e)  This Agreement has been duly authorized, executed and delivered by the Transferor and PFS, and, as of the Closing Date, each Transaction Document to which the Transferor or PFS is a party and the issuance and sale of the Notes will have been duly authorized, executed and delivered by the Transferor and PFS, respectively. Each Transaction Document to which PFLP or the Origination Trust is a party will have been duly authorized, executed and delivered by PFLP or the Origination Trust, respectively. Neither the execution and delivery by the Transferor, PFS, PFLP or the Origination Trust, as applicable, of such instruments, nor the performance by the Transferor, PFS, PFLP or the Origination Trust respectively, of the transactions herein or therein contemplated, as applicable, nor the compliance by the Transferor, PFS, PFLP or the Origination Trust, as applicable, with the provisions hereof or thereof, as applicable, will (i) conflict with the organizational documents of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Transferor, PFS, PFLP or the Origination Trust, as applicable, or its properties, (iii) conflict with any indenture or agreement or instrument to which the Transferor, PFS, PFLP or the Origination Trust is a party or by which such entity’s properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Transferor’s, PFS’s, PFLP’s or the Origination Trust’s ability to perform their respective obligations under, the Transaction Documents), (iv) conflict with any applicable law, rule or regulation or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Transferor’s, PFS’s, PFLP’s or the Origination Trust’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(f)  Any material taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Transferor or PFS of this Agreement and by the Transferor, PFS, PFLP or the Origination Trust of each Transaction Document to which it is a party shall have been paid or will be paid by the Transferor or PFS, as applicable, at or before the Closing Date to the extent then due.

(g)  The Notes, when validly issued pursuant to the Indenture, and when sold to the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Final Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which the Transferor, PFS, PFLP or the Origination Trust is a party will constitute the legal, valid and binding obligation of the Transferor, PFS, PFLP or the Origination Trust, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or blue sky laws of various jurisdictions), required in connection with the valid and proper authorization and issuance of the Notes pursuant to the Indenture and sale of the Notes pursuant to this Agreement have been or will be taken or obtained on or before the Closing Date.

(h)  None of the Transferor, the Issuer or the Origination Trust is now, and following the issuance of the Notes none of the Transferor, the Issuer or the Origination Trust will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Transferor nor PFS will authorize any person to act in such a manner as to require registration of the Transferor, the Issuer or the Origination Trust under the Investment Company Act.

(i)  The Issuer is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and the Issuer either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(j)  The Indenture has been duly qualified under the Trust Indenture Act.

(k)  Since the respective dates as of which information is given in the Preliminary Prospectus and in the Final Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Seller, the Transferor, PFS or the Origination Trust and their respective subsidiaries, taken as a whole, except as disclosed to the Underwriters in writing prior to the date hereof.

(l)  Each of the Transferor and PFS acknowledges that in connection with the offering of the Notes: (1) the Underwriters have acted at arms’ length, are not agents of or advisors to, and owe no fiduciary duties to, the Transferor, PFS or any other Person, (2) none of the Underwriters has provided any legal, regulatory, accounting, insurance or tax advice in any jurisdiction, (3) the Underwriters owe the Transferor and PFS only those duties and obligations set forth in this Agreement and (4) the Underwriters may have interests that differ from those of the Transferor and PFS. Each of the Transferor and PFS waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer of the Notes.

(m)  None of the Issuer, the Seller, the Transferor or PFS has received an order from the Securities and Exchange Commission (the “Commission”), any State securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best knowledge of the Transferor and PFS, no such order has been issued and no proceedings for that purpose have been instituted.

(n)  PFS has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization (as defined in the Exchange Act) hired by PFS to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to each Underwriter. PFS has complied, and has caused the Transferor to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation (A) that would not have a material adverse effect on the Notes or (B) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(g).

(o)  Neither the Transferor nor PFS has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes, other than [    ] or another nationally recognized independent accounting firm acceptable to the Representative (the “Accounting Firm”). The Transferor obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)), prepared by the Accounting Firm titled “[   ]”, dated [ ] (the “Accountant’s Due Diligence Report”), and neither the Transferor nor PFS has received any “third-party due diligence report” (as defined in Rule 15Ga-2) other than the Accountant’s Due Diligence Report.

(p)  The Transferor has (i) furnished to the Commission a Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2, including by furnishing such Form ABS-15G to the Commission on EDGAR within the time period required by Rule 15Ga-2, and (ii) provided a draft of the Form ABS-15G, not materially different from the Form ABS-15G furnished to the Commission, to counsel for the Underwriters and to the Representative in a reasonable period of time prior to the furnishing of such Form ABS-15G to the Commission as set forth in clause (i).

(q)  PFS has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). On the Closing Date, PFS or a Majority-Owned Affiliate of PFS will retain an [“eligible horizontal residual interest”][“eligible vertical interest”] (as defined in the Credit Risk Retention Rules) equal to at least 5% of the fair value [(determined using a fair value measurement framework under United States generally accepted accounting principles)] of all the “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents (such interest, the “Retained Interest”), determined as of the Closing Date. PFS is solely responsible for the calculation of the fair value of the Retained Interest. The Preliminary Prospectus contains all of the required disclosures under 17 C.F.R. §246.4(c)(1).

(r)  As of the Closing Date, the Indenture has been duly qualified under the Trust Indenture Act.

(s)  The Transaction SUBI Certificate, when duly and validly executed by the Origination Trustee, and delivered in accordance with the Origination Trust Agreement (as supplemented by the Transaction SUBI Supplement), will be validly issued and outstanding and entitled to the benefits of the Origination Trust Agreement (as supplemented by the Transaction SUBI Supplement).

(t)  The Transferor was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

SECTION 3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Transferor the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I at a purchase price equal to the following percentages of the aggregate principal amounts thereof: (i) in the case of the Class A-1 Notes, [ ]%, (ii) in the case of the Class A-2[a] Notes, [ ]%, [(iii) in the case of the Class A-2b Notes, [ ]%], [(iv)] in the case of the Class A-3 Notes, [ ]% [and][,] [(v)] in the case of the Class A-4 Notes, [ ]% [and [(vi)] in the case of the Class B Notes, [ ]%]. Delivery of and payment for the Notes shall be made at the offices of [ ], at [ ] a.m. (New York City time) on [   ] (the “Closing Date”). Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price therefor in immediately available funds drawn to the order of the Transferor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

SECTION 4. Offering by Underwriters.

(a)  Subject to the satisfaction of the conditions in Section 7 and subject to Section 8, each Underwriter, severally and not jointly, agrees to purchase the Notes for resale upon the terms and conditions set forth in the Final Prospectus. The Transferor authorizes each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales.

(b)  Notwithstanding the foregoing, each Underwriter, severally and not jointly, agrees that it has not offered or sold and will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any securities, bank regulatory or other applicable law that applies to such Underwriter or an offer of the Notes.

(c)  Notwithstanding the foregoing, each Underwriter, severally and not jointly, agrees that it has not violated and will not violate any applicable securities laws in its offer or sale of any Notes within any other country, its territories or possessions or to persons who are citizens thereof or residents therein.

(d)  Each Underwriter, severally and not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the Final Prospectus (as notified to the Underwriters by the Transferor), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(e)  If the Transferor, PFS or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Transferor or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Transferor or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i)  adequate disclosure of the contractual arrangement;

(ii)  adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii)  adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv)  a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

If new Contracts of Sale are entered into in accordance with this Section 4(e), then notwithstanding the definition of Time of Sale set forth in Section 1, “Time of Sale” shall refer to the first time and date on which such new Contracts of Sale were entered into. Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 9.

(f)  Each Underwriter, severally but not jointly, represents and agrees that (i) it is a Qualified Institutional Buyer and (ii) it has not engaged nor will it engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Notes in the United States. Each Underwriter, severally but not jointly, acknowledges that purchases and resales of the Notes are restricted as described under “Transfer Restrictions” in the Final Prospectus and covenants that it will not sell the Notes other than in compliance with such transfer restrictions.

(g)  Each Underwriter, severally but not jointly, represents and agrees that, (a) it has not delivered, and will not deliver, any Rating Information (as defined below) to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from PFS participates in such communication or a designated representative of PFS has directed the applicable Underwriter to orally communicate with such Hired NRSRO (but only with respect to those specific matters that such designated representative of PFS has directed such Underwriter to orally communicate); provided, however, that if an Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from PFS or refer such Hired NRSRO to PFS, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Transaction SUBI, the Transaction SUBI Certificate, the leases and related leased vehicles allocated to the Transaction SUBI, any other related property and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Transaction SUBI, the Transaction SUBI Certificate, the leases and related leased vehicles allocated to the Transaction SUBI and any other related property.

(h)  Each Underwriter, severally and not jointly, agrees that:

(i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (as amended, the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Transferor; and

(ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(i)  (A) Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK Retail Investor in the United Kingdom (“UK”). For the purposes of this Section 4(i)(A):

(I)  the expression “UK Retail Investor” means a person who is one (or more) of the following:

(a)  a client, as defined in point (7) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law, and as amended (“UK MiFIR”), who is not a who is not a professional client, as defined in point (8) of Article 2(1) of UK MiFIR (a “UK Professional Client”);

(b)  a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a UK Professional Client; or

(c)  not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the UK domestic law, as amended; and

(II)  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

(B)  Each Underwriter severally and not jointly represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU Retail Investor in the European Economic Area. For the purposes of this Section 4(i)(B):

(I)  the expression “EU Retail Investor” means a person who is one (or more) of the following:

(a)  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(b)  a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)  not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(II)  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

(j)  Each Underwriter severally but not jointly represents that it has not engaged and will not engage any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes, it being understood that the Accounting Firm has been engaged by PFS and the Transferor for the purpose of providing the Accountant’s Due Diligence Report.

(k)  Each Underwriter, severally and not jointly, agrees that (i) if the Final Prospectus is not delivered with a confirmation in reliance on Rule 172 under the Securities Act, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 under the Securities Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Final Prospectus from such Underwriter; (ii)if a paper copy of the Final Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Final Prospectus; and (iii) if an electronic copy of the Final Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Final Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Transferor specifically for use by such Underwriter pursuant to this Section 4(d); for example, if the Final Prospectus is delivered to an Underwriter by or on behalf of the Transferor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Final Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Final Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Final Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Final Prospectus.

SECTION 5. Covenants of the Transferor. The Transferor (and, with respect to clauses (e), (h), (k), (l) and (n), PFS) covenants and agrees with the Underwriters that:

(a)  The Transferor will advise the Underwriters promptly of: (i) any proposal to amend or supplement the Preliminary Prospectus or the Final Prospectus, and will not effect such amendment or supplement without first furnishing to the Underwriters a copy of each such proposed amendment or supplement and obtaining the Underwriters’ consent, which consent will not unreasonably be withheld and (ii) any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Preliminary Prospectus or the Final Prospectus or of any proceedings or examinations that may lead to such an order or communication, by any authority administering any applicable laws, as soon as practicable after the Transferor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b)  If any event occurs as a result of which the Preliminary Prospectus or the Final Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Final Prospectus to comply with applicable laws, the Transferor (in compliance with Section 5(a)) promptly will prepare, or cause to be prepared, an amendment or supplement that will correct such statement or omission or effect such compliance. The consent to any amendment shall not operate as a waiver or limitation of any rights of the Underwriters hereunder.

(c)  The Transferor will deliver to the Underwriters, without charge, electronic copies of the Preliminary Prospectus (and each other preliminary prospectus, if more than one has been prepared by the Transferor), the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities and to such recipients as any Underwriter shall reasonably request.

(d)  The Transferor will arrange to qualify the Notes for offer and sale under the applicable laws of such jurisdictions as the Underwriters reasonably shall request, and will maintain all such qualifications for so long as required for the distribution of the Notes and, thereafter, to the extent required by such jurisdictions. PFS will promptly advise the Underwriters of the receipt by PFS of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)  From the date hereof until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Transferor will deliver to each of the Underwriters, through the Representative, the annual statement of compliance furnished to the Indenture Trustee pursuant to the Transaction SUBI Servicing Supplement, as soon as such statements are furnished to the Indenture Trustee.

(f)  So long as any of the Notes are outstanding, the Transferor will deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any information concerning the Transferor or the Issuer filed with any governmental or regulatory authority that is publicly available, as the Underwriters reasonably may request.

(g)  On or before the Closing Date, PFS shall cause its computer records relating to the Origination Trust Assets to be marked to show the allocation of the Transaction Units to the Transaction SUBI and the Issuer’s ownership of the Transaction SUBI Certificate and the beneficial interest in the Transaction Units, and from and after the Closing Date neither the Transferor nor PFS shall take any action inconsistent, and PFS shall cause the Seller to not take any action inconsistent, with the Issuer’s ownership of the Transaction SUBI Certificate and the beneficial interest in the Transaction Units other than as permitted by the Transaction Documents.

(h)  Upon request, the Transferor will furnish to the Underwriters copies of any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Final Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

(i)  The information provided by the Transferor pursuant to Section 5(i) of this Agreement will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)  To the extent, if any, that any of the ratings assigned to the Notes by any of the Hired NRSROs are conditional upon the furnishing of documents or the taking of any other actions by the Transferor or PFS, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(k)  PFS will comply, and will cause the Transferor to comply, with the 17g-5 Representation.

(l)  The Transferor will comply with the Securities Act, the Exchange Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Final Prospectus.

(m)  PFS will comply, and will cause each of its affiliates to comply, with the Credit Risk Retention Rules, as in effect from time to time, in connection with the Porsche Innovative Lease Owner Trust 20[ ]-[ ] transaction.

(n)  If the filing of any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Final Prospectus or any portion thereof is required under Rule 424(b), Rule 424(h) or Rule 433of the Commission, the Transferor will file such Issuer Free Writing Prospectus, Preliminary Prospectus or Final Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b), Rule 424(h) or Rule 433, as applicable, within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing. The Transferor (i) will file all transaction agreements containing the provisions that are required by General Instructions I.B.1(b), I.B.1(c) and I.B.1(d) of Form SF-3 with the Commission no later than the date the Final Prospectus is required to be filed under Rule 424 of the Act, (ii) will timely file all certifications required by General Instruction I.B.1(a) of Form SF-3 and (iii) has filed all material required to be filed by General Instruction I.A.2 for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the Act or the rules and regulations of the Commission thereunder.

(o)  The Indenture shall have been qualified pursuant to the Trust Indenture Act.

SECTION 6. Payment of Expenses. Except as otherwise agreed in writing by the Transferor and the Representative, the Transferor will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the preparation, distribution and printing of the Registration Statement, the Preliminary Prospectus, each other preliminary prospectus or “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes, and the Final Prospectus, and each amendment or supplement thereto, and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of PFS’, the Seller’s, the Transferor’s and the Origination Trust’s counsel and accountants, (e) the qualification of the Notes under applicable laws in accordance with Section 5(d), including filing fees and the fees and disbursements of counsel in connection therewith, (f) any fees charged by Hired NRSROs for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of [   ] acting in its capacity as owner trustee (in such capacity, the “Owner Trustee”) under the Amended and Restated Trust Agreement, dated as of the Closing Date (the “Trust Agreement”), between the Transferor and the Owner Trustee, and its counsel, (j) the fees and disbursements of the Origination Trustee and its counsel, if any, (k) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Notes made by the Underwriters caused by a breach of any representation in Section 2 and (l) the fees and disbursements of counsel to the Representative and the other Underwriters.

SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein as of the date of this Agreement and the Closing Date, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Transferor and PFS of their obligations hereunder, and to the following additional conditions precedent:

(a)  On or before the Closing Date, the Underwriters shall have received letters, dated as of the date of the Preliminary Prospectus and as of the date of the Final Prospectus, respectively, of [     ], independent certified public accountants, each substantially in the form of the drafts to which the Underwriters have agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Underwriters and their counsel and [  ] shall have furnished to the Representative a copy of the Accountant’s Due Diligence Report.

(b)  After the date hereof, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Seller, the Transferor, PFS or the Origination Trust, and their respective subsidiaries, taken as a whole, that, in the Underwriters’ judgment, is material and adverse and that makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Final Prospectus.

(c)  The Underwriters shall have received an opinion of [   ], in-house counsel to the Seller, the Transferor and PFS, addressed to the Underwriters and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and their counsel.

(d)  The Underwriters shall have received from [   ], special counsel to the Seller, the Transferor, PFS, the Issuer and the Origination Trust, (i) an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel, with respect to general corporate matters, certain perfection matters, matters related to the creation of a security interest, securities law matters, Investment Company Act matters, tax matters, enforceability matters, certain true sale and non-consolidation matters, the validity of the Notes and the Final Prospectus and the information contained in the Final Prospectus and (ii) a negative assurance letter, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel, with respect to the most recent Preliminary Prospectus delivered prior to the Time of Sale and the Final Prospectus.

(e)  The Underwriters shall have received a negative assurance letter of [    ], addressed to the Underwriters and dated the Closing Date, with respect to the most recent Preliminary Prospectus delivered prior to the Time of Sale and the Final Prospectus.

(f)  The Underwriters shall have received an opinion addressed to the Underwriters, the Transferor and the Servicer of [   ], counsel to the Indenture Trustee, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters and their counsel.

(g)  The Underwriters shall have received an opinion or opinions addressed to the Underwriters, the Transferor and the Servicer of [  ], counsel to the Owner Trustee and special Delaware counsel to the Transferor, the Origination Trust, the Origination Trustee and the Issuer, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters and their counsel.

(h)  [Reserved].

(i)  The Underwriters shall have received certificates dated the Closing Date of any two of the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary, Assistant Treasurer or the Assistant Secretary of the Transferor and PFS in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (B) since the respective dates as of which information is given in the Preliminary Prospectus and the Final Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the

Issuer, the Transferor, the Seller or the Servicer except as disclosed to the Underwriters in writing prior to the date of the Preliminary Prospectus and (C) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

(j)  The Underwriters shall have received evidence satisfactory to the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of the Seller in the Transaction SUBI Certificate and the proceeds thereof to the Transferor pursuant to the SUBI Sale Agreement, (B) the transfer of the interest of the Transferor in the SUBI Sale Agreement, the Transaction SUBI Certificate and the proceeds thereof to the Issuer pursuant to the SUBI Transfer Agreement, and (C) the grant by the Issuer to the Indenture Trustee under the Indenture of a security interest in the interest of the Issuer in the SUBI Sale Agreement, the SUBI Transfer Agreement, the Transaction SUBI Certificate and the proceeds thereof.

(k)  The Class A-1 Notes, Class A-2[a] Notes, [Class A-2b Notes,] Class A-3 Notes[,] [and] Class A-4 Notes [and Class B Notes] shall have received at least the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations therein.

(l)  The Underwriters shall have received, from each of the Seller, PFS and the Transferor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) applicable resolutions and (iii) designation of incumbency of each such entity.

(m)  The Issuer shall have delivered to DTC (or to the Indenture Trustee as an approved custodian therefor) each of the global Notes described in Section 3 hereof, duly executed by the Issuer and authenticated by the Indenture Trustee.

(n)  The Issuer shall have executed and delivered to DTC a standard “letter of representations” in electronic form sufficient to cause DTC to qualify each Class of Notes for inclusion in DTC’s book-entry registration and transfer system, and each Class of Notes shall have been approved by DTC for inclusion on its book-entry registration and transfer system.

(o)  The Underwriters shall have received such opinions, addressed to the Underwriters and dated the Closing Date, as are delivered to the Hired NRSROs.

(p)  The Representative shall have received evidence of ratings letters that assign the ratings to the Notes specified in the Free Writing Prospectus.

(q)  The Final Prospectus shall have been filed and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transferor, PFS or any Underwriter, threatened by the Commission or by any authority administering any state securities or blue sky law, and any requests for additional information (to be included in the Final Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(r)  The Representative shall have received an opinion of in-house counsel to the Asset Representations Reviewer, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

(s)  The Transferor will provide or cause to be provided to the Underwriters conformed copies of such opinions, certificates, letters and documents as the Underwriters or their counsel reasonably request.

SECTION 8. Termination. This Agreement shall be subject to termination by notice given by the Underwriters to the Transferor if: (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities of Dr. Ing. h.c. F. Porsche Aktiengesellschaft shall have been suspended on any exchange or in any over-the-counter market; (iii) any general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriters’ judgment, is material and adverse, and (b) in the case of any of the events specified above, such event singly or together with any other such event makes it, in the Underwriters’ judgment, impracticable or inadvisable to market or deliver the Notes on the terms and in the manner contemplated in the Final Prospectus.

SECTION 9. Indemnification and Contribution. (a) The Transferor and PFS will, jointly and severally, indemnify and hold harmless each Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors and employees of such person from and against any losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred by any Underwriter or any such person in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state law or regulation, whether statutory, at common law or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):

(i)  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information (it being understood that such indemnification with respect to the Time of Sale Information does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus), any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (taken as a whole, together with the Preliminary Prospectus and the Final Prospectus), the Final Prospectus or any amendment, exhibit or supplement thereto, any Issuer Information, the Registration Statement or any information provided by the Seller, the Transferor or PFS to any Underwriter or any holder or prospective purchaser of the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that neither the Transferor nor PFS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Underwriters Information (as defined below); or

(ii)  arise out of or are based upon the performance or the breach of the Transferor’s obligations under Section 5(l) herein.

The indemnity agreements in this Section 9(a) will be in addition to any liability that the Transferor or PFS may otherwise have.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transferor and PFS and each person, if any, who controls such parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors and employees of such person from and against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state law or regulation, whether statutory, at common law or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, the Final Prospectus or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters Information (as defined below), and (ii) the failure upon the part of any Underwriter to deliver the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale. As used herein, the term “Underwriters Information” means the information set forth in the second sentence of the eleventh paragraph (regarding market making) under the caption “Plan of Distribution” in the Preliminary Prospectus or Final Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b), such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between such parties or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Transferor, in the case of parties indemnified pursuant to subsection (a), and by the Representative, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b): (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor, PFS, the Issuer and their affiliates on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Transferor, PFS, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transferor, PFS, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts and commissions received by the Underwriters) received by the Transferor, PFS, the Issuer and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, PFS, the Issuer or their affiliates on the one hand or by any Underwriter on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint. For purposes of this Section 9, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to indemnification and contribution as such Underwriter, and each person who controls the Transferor or PFS within the meaning of either the Securities

Act or the Exchange Act and each officer and director of the Transferor or PFS shall have the same rights to indemnification and contribution as the Transferor or PFS, subject in each case to the applicable terms and conditions of this subsection (d).

(e)  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section, no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceed the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes (if any) in the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Transferor, PFS, their affiliates or any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 11. [Reserved].

SECTION 12. No Bankruptcy Petition. Each Underwriter covenants and agrees that, before the date that is one year and one day after the payment in full of all notes issued by the Issuer or any other common law or statutory trust or limited liability company formed by the Transferor in connection with the issuance of securities, it will not institute against, or join any other person in instituting against, the Transferor, the Issuer, the Origination Trust or any other such trust or limited liability company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

SECTION 13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, other than termination of this Agreement pursuant to Section 10 with respect to the defaulting Underwriter(s), the Transferor will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes. The provisions of Sections 6, 9, 14, 15, 16, 18, 20 and 22 hereof shall survive the termination or cancellation of this Agreement.

SECTION 14. Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Underwriters, to the Representative at [   ], [   ], Attention: [   ]; (b) if to the Transferor, at Porsche Auto Funding LLC, One Porsche Drive, Atlanta, GA 30354, Attention: Porsche Financial Legal Services Department; and (c) if to PFS, at Porsche Financial Services, Inc., One Porsche Drive, Atlanta, GA 30354, Attention: Porsche Financial Legal Services Department.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, employees, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

SECTION 16. Applicable Law, Waiver of Jury Trial, Entire Agreement. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS THEREOF OR ANY OTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement represents the entire agreement between the Transferor and PFS, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Final Prospectus or the Preliminary Prospectus, the conduct of the offering of the Notes and the purchase and sale of the Notes.

SECTION 17. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

SECTION 18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 19. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument. The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

SECTION 22. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 14 or, if not therein, in the Indenture; and

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 23. Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)  For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

SECTION 24. Offering Communications

(a)  The following terms have the specified meanings for purposes of this Underwriting Agreement:

(b)  “Ratings Free Writing Prospectus” means the free writing prospectus dated [ ], [ ].

(c)  “Derived Information” means such written information (including any Intex CDI file) regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Transferor or PFS to any Underwriter.

(d)  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Act (“Rule 433”), relating to the Notes that (A) is required to be filed with the Commission by the Transferor, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (“Road Show Information”) or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Transferor’s records pursuant to Rule 433(g).For the avoidance of doubt, the Ratings Free Writing Prospectus shall constitute an Issuer Free Writing Prospectus.

(e)  “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Release No. 33-8591 (Securities Offering Reform).

(f)  “Underwriter Free Writing Prospectus” means “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the Time of Sale Information with the consent of the Transferor (except as provided in clauses (2) through (5) below), (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and/or (5) any Derived Information.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned and the remaining Underwriters.

Very truly yours,

PORSCHE AUTO FUNDING LLC

By:
Name:
Title:

By:
Name:
Title:

PORSCHE FINANCIAL SERVICES, INC.

By:
Name:
Title:

By:
Name:
Title:

PILOT 20[ ]-[ ] UWA Signature Page

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

[ ]
on behalf of itself and as Representative of the Several Underwriters

By:
Name:
Title:

PILOT 20[ ]-[ ] UWA Signature Page

SCHEDULE I – Terms Exhibit

to Underwriting Agreement

PORSCHE INNOVATIVE LEASE OWNER TRUST 20[ ]-[ ]

Dated: [  ], [  ]

To:	PORSCHE FINANCIAL SERVICES, INC.

 PORSCHE AUTO FUNDING LLC

Re:	Underwriting Agreement, dated [ ], [ ]

1.	Terms of the Notes

Class	Initial Note Balance	Interest Rate	Final Scheduled Payment Date
A-1	$[ ]	[ ]%	[ ], [ ]
A-2[a]	$[ ]	[ ]%	[ ], [ ]
[A-2b]	$[ ]	[ ]%	[ ], [ ]
A-3	$[ ]	[ ]%	[ ], [ ]
A-4	$[ ]	[ ]%	[ ], [ ]
[B]	$[ ]	[ ]%	[ ], [ ]

2.	Underwriters

 The Underwriters named below are the “Underwriters” for the purpose of this Underwriting Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

 [        ]

 [        ]

 [        ]

 [        ]

 [        ]

 [        ]

3.	Underwriting

Underwriter	Class A-1 Notes	Class A-2[a] Notes	[Class A-2b Notes]	Class A-3 Notes	Class A-4 Notes	[Class B Notes]	Total

[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

Schedule I-1

[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

Total	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

4.	Purchase Price, Discounts and Concessions

	Class A-1	Class A- 2[a]	[Class A- 2b]	Class A- 3	Class A- 4	[Class B]
Gross Purchase Price	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Underwriting Discount	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Net Purchase Price	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Maximum Dealer Selling Concessions	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Maximum Dealer Reallowance Discounts	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

5.	Time of Sale

 [  ] (Eastern Time) (U.S.) on [  ], [ ] (the time the first Contract of Sale was entered into as designated by the Underwriters).

6.	Closing Date

 Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Transferor and PFS hereby agree that the Closing Date shall be [  ], [ ], [ ], New York City time.

Schedule I-2